Exhibit 99.1

Zumiez Inc. Announces Fiscal 2008 Third Quarter Results

Third Quarter 2008 Net Sales Increased 7.9% to $112.2 Million;

Comparable Store Sales Decreased 5.8% in Third Quarter;

Third Quarter 2008 Diluted Earnings Per Share was $0.23

EVERETT, Wash.--(BUSINESS WIRE)--November 20, 2008--Zumiez Inc. (NASDAQ: ZUMZ) today reported results for the third quarter ended November 1, 2008.

Total net sales for the third quarter (13 weeks) ended November 1, 2008 increased by 7.9% to $112.2 million from $104.0 million reported in the third quarter ended November 3, 2007 (13 weeks). The company posted net income for the quarter of $6.8 million or $0.23 per diluted share versus $8.1 million or $0.28 per diluted share in the third quarter of the prior fiscal year. Comparable store sales decreased 5.8% for the third quarter of fiscal 2008 compared to a 13.2% increase in the third quarter of fiscal 2007.

Total net sales for the first nine months (39 week period) of fiscal 2008 increased by 11.1% to $283.2 million from $254.8 million reported in the first nine months of the prior year. The company posted net income of $10.9 million or $0.37 per diluted share in the first nine months of 2008 versus $12.9 million or $0.44 per diluted share in the prior year. Comparable store sales decreased 3.2% for the first nine months of fiscal 2008 compared to an increase of 12.2% for the first nine months of fiscal 2007.

Net cash provided by operating activities in the first nine months of fiscal 2008 was $19.8 million compared to net cash used in operating activities of $0.6 million in the first nine months of fiscal 2007, driven by favorable changes in working capital.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated: “While our third quarter earnings performance was in-line with expectations, we did experience sales and product margins during September and October that were below our year-to-date trends through August. Given the recent economic events and their impact on the retail industry, namely a slowdown in traffic levels and a heightened promotional environment, we recently adopted lowered sales and earnings expectations for the remainder of 2008. We still believe that our merchandise mix continues to be one of the most diverse and compelling in the industry and that our stores remain a destination for our consumers.”

2008 Outlook

The Company recently updated its full year outlook for diluted earnings per share to be in the range of $0.52 to $0.57 for the fiscal year ending January 31, 2009. This guidance is based on an anticipated opening of 58 new stores and a negative mid-teen comparable store sales decline for the fourth quarter of fiscal 2008.

This guidance is based on our current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes there to be a reasonable basis for these forward-looking statements, it can give no assurance that its expectations will prove to be correct. The company reminds investors of the difficulty of accurately assessing future growth given the unpredictability of fashion trends and consumer preferences, boardsports’ popularity and participation rates, general economic conditions, weather, and other business variables and risks.

A conference call will be held today to discuss third quarter results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617) 213-4865 followed by the conference identification code of 86858755. Telephonic participants can reduce pre-call hold time by registering for the conference in advance via the following link:

https://www.theconferencingservice.com/prereg/key.process?key=PC6HJDCWW

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of November 1, 2008 we operate 340 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the company’s quarterly report on Form 10-Q for the quarter ended August 2, 2008 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

ZUMIEZ INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	November 1,		November 3,
	2008	% of Sales	2007	% of Sales
Net sales	$112,245	100.0%	$104,045	100.0%
Cost of goods sold	72,982	65.0%	65,537	63.0%
Gross profit	39,263	35.0%	38,508	37.0%

Selling, general and administrative expenses	28,879	25.7%	25,786	24.8%
Operating profit	10,384	9.3%	12,722	12.2%

Interest income, net	576	0.5%	420	0.4%
Other income	36	-	2	-
Earnings before income taxes	10,996	9.8%	13,144	12.6%

Provision for income taxes	4,178	3.7%	4,995	4.8%

Net income	$6,818	6.1%	$8,149	7.8%

Basic net income per share	$0.23		$0.28

Diluted net income per share	$0.23		$0.28

Weighted average shares used in computation of earnings per share:
Basic	29,172,869		28,862,951

Diluted	29,373,990		29,554,774

ZUMIEZ INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Nine Months Ended
	November 1,		November 3,
	2008	% of Sales	2007	% of Sales
Net sales	$283,205	100.0%	$254,810	100.0%
Cost of goods sold	189,279	66.8%	166,390	65.3%
Gross profit	93,926	33.2%	88,420	34.7%

Selling, general and administrative expenses	78,004	27.5%	68,813	27.0%
Operating profit	15,922	5.7%	19,607	7.7%

Interest income, net	1,660	0.6%	1,173	0.5%
Other income	36	-	1	-
Earnings before income taxes	17,618	6.3%	20,781	8.2%

Provision for income taxes	6,711	2.4%	7,897	3.1%

Net income	$10,907	3.9%	$12,884	5.1%

Basic net income per share	$0.37		$0.45

Diluted net income per share	$0.37		$0.44

Weighted average shares used in computation of earnings per share:
Basic	29,086,196		28,477,471

Diluted	29,394,416		29,386,951

ZUMIEZ INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)

	November 1,	February 2,	November 3,
	2008	2008	2007
Assets
Current assets
Cash and cash equivalents	$9,249	$11,945	$6,920
Marketable securities	56,348	64,587	30,661
Receivables	6,695	4,775	5,450
Income tax receivable	-	-	7,856
Inventory	81,847	48,721	67,871
Prepaid expenses and other	5,935	4,440	4,817
Deferred tax assets	3,390	1,089	1,157
Total current assets	163,464	135,557	124,732

Leasehold improvements and equipment, net	78,331	65,937	66,563
Goodwill and other intangibles	13,248	13,154	13,154
Marketable securities - long-term	1,694	-	-
Deferred tax assets	1,881	1,447	1,069
Total long-term assets	95,154	80,538	80,786

Total assets	$258,618	$216,095	$205,518

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	$41,912	$19,672	$34,552
Book overdraft	4,047	7,384	-
Accrued payroll and payroll taxes	4,578	5,097	4,432
Income taxes payable	4,586	47	-
Current portion of deferred rent and tenant allowances	2,735	2,136	2,071
Other accrued liabilities	6,816	9,060	6,133
Total current liabilities	64,674	43,396	47,188

Long-term deferred rent and tenant allowances, less current portion	24,121	18,097	17,657
Deferred tax liabilities	-	-	-
Total long-term liabilities	24,121	18,097	17,657
Total liabilities	88,795	61,493	64,845
Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value, 40,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock, no par value, 50,000,000 shares authorized; 29,578,967 shares issued and outstanding at November 1, 2008, 29,002,852 shares issued and outstanding at February 2, 2008 and 29,002,852 shares issued and outstanding at November 3, 2007.	74,234	69,297	68,195
Accumulated other comprehensive income (loss)	(159)	464	79
Retained earnings	95,748	84,841	72,399
Total shareholders’ equity	169,823	154,602	140,673

Total liabilities and shareholders’ equity	$258,618	$216,095	$205,518

CONTACT:
Zumiez Inc.
Trevor Lang, 425-551-1500 ext. 1564
Chief Financial Officer
or
Investors:
Integrated Corporate Relations
Chad Jacobs / Brendon Frey, 203-682-8200